     As Filed with the Securities and Exchange Commission on July 26, 1996

                                                    Registration No. 33-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                            IAS COMMUNICATIONS, INC.
               (Exact name of issuer as specified on its charter)


           OREGON                                               91-1063549
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                              identification no.)

                           #185-10751 SHELLBRIDGE WAY
                   RICHMOND, BRITISH COLUMBIA V6X 2W8, CANADA
                    (Address of principal executive offices)


                       GREGORY RUFF STOCK OPTION AGREEMENT
                            (Full title of the plans)



                  Please send copies of all communications to:

JOHN G. ROBERTSON                           JAMES L. VANDEBERG, ESQ.
President, IAS Communications, Inc.         Graham & Dunn, P.C.
#185-10751 Shellbridge Way                  1420 Fifth Avenue, 33rd Floor
Richmond, British Columbia V6X 2W8          Seattle, Washington  98101
(604) 278-5996                              (206) 624-8300

              (Name, address including zip code, telephone number,
                   including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                     Proposed                   Proposed
Title of                                             Maximum                    Maximum
Securities                    Amount                 Offering                   Aggregate           Amount of
Being                         Being                  Price                      Offering            Registration
Registered                    Registered(1)          Per Share(2)               Price(2)            Fee
================================================================================================================
Class A Voting Stock,
 No par value                  50,000                $1.25                      $ 62,500.00         $100.00
================================================================================================================

(1) This number represents shares of the Registrant's Class A voting stock, no par value per share ("Common Stock") being registered for issuance under the individual stock option agreement below; together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Agreement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock:

            Stock Option Agreement with Gregory Ruff             Dated 4/12/96


(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated based on the per share exercise price of the stock option as set forth in the individual stock option agreement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in the Registration Statement:

         (a) The description of the Common Stock contained in the Registrant's Prospectus included in the Registration Statement on Form SB-1 (Registration No. 33-95292), including any amendments or reports filed for the purpose of updating such description.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation (the "Articles") provide that the Registrant must indemnify each of its (i) fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan, and (ii) directors and officers, to the fullest extent permitted under the Oregon Business Corporation Act ("OBCA") against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Registrant or a fiduciary of an employee benefit plan, or is or was serving at the request of the Registrant as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         The effect of these provisions is potentially to indemnify the Registrant's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

ITEM 8. EXHIBITS.

Exhibit Number                                       Description
- --------------                                       -----------
     5.1          Opinion of Graham & Dunn, P.C. Regarding the Legality of the Common
                  Stock Being Registered

    23.1          Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

    23.2          Consent of Graham & Dunn, P.C. (Included in Opinion Filed as Exhibit 5.1)

    24.1          Power of Attorney (see Signature Page and Unanimous Consent Resolutions
                  of the Registrant's Board of Directors)

    99.1          Gregory Ruff Stock Option Agreement

ITEM 9. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on the 31st day of May, 1996.

                                    IAS COMMUNICATIONS, INC.


                                    By:  /s/ John G. Robertson
                                       -------------------------------------
                                       John G. Robertson
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints John G. Robertson as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 31st day of May, 1996. This Power of Attorney may be executed in counterpart original, which may be transmitted via facsimile.

          Signature                                   Title
          ---------                                   -----
/s/ James Earl Smith                        Chairman of the Board of Directors
- ------------------------------
James Earl Smith


/s/  John G. Robertson                      President and Chief Executive Officer
- ------------------------------              and Director
John G. Robertson


/s/  Jennifer Lorette                       Secretary/Treasurer, Principal Financial Officer
- ------------------------------              and Principal Accounting Officer
Jennifer Lorette


/s/  Patrick Badgley                        Director
- ------------------------------
Patrick Badgley


/s/  Paul E. Lamarche                       Director
- ------------------------------
Paul E. Lamarche

                                LIST OF EXHIBITS

Exhibit
 Number                                              Description
- -------                                              -----------
   5.1            Opinion of Graham & Dunn, P.C. Regarding the Legality of the Common Stock
                  Being Registered

  23.1            Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

  23.2            Consent of Graham & Dunn, P.C. (Included in Opinion Filed as Exhibit 5.1)

  24.1            Power of Attorney (see Signature Page and Unanimous Consent Resolutions of the
                  Registrant's Board of Directors)

  99.1            Gregory Ruff Stock Option Agreement